UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)   October 1, 1998


                             CCB Financial Corporation
        (Exact name of registrant as specified in its charter)



       North Carolina           0-12358               56-1347849
      (State or other       (Commission File        (IRS Employer
       jurisdiction             Number)          Identification No.)
     of incorporation)




      111 Corcoran Street, Post Office Box 931, Durham, NC  27702
               (Address of principal executive offices)



    Registrant's telephone number, including area code   (919) 683-7777



                                          N/A
     (Former name or former address, if changed since last report)

Item 5.   Other Events.

      Effective October 1, 1998, the Board of Directors of the Registrant amended and restated the 1990 Shareholder Rights Plan (the "Rights Plan") to extend its term and to make other changes the Board concluded were necessary to update the original Rights Plan. The Board's primary purpose in modifying and continuing the Rights Plan is to require, with certain specified exceptions, any potential acquirors of more than specified percentages of the outstanding voting shares of the Registrant to negotiate directly with the Board so that the Board can determine, after consultation with its professional advisors, whether such acquisition would be in the shareholders' best interests.


Item 7.   Financial Statements and Exhibits.

     (c) Exhibits

         Exhibit 3      Supplement to the Amended and
                        Restated Articles of Incorporation.

         Exhibit 4.1    Specimen of Registrant's Common
                        Stock certificate.

         Exhibit 4.2    Amended and Restated Rights
                        Agreement between CCB Financial Corporation and Central Carolina Bank and Trust Company dated as of October 1, 1998.


                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CCB FINANCIAL CORPORATION



Date:  October 1, 1998        By: /s/   ERNEST C. ROESSLER
                                        Ernest C. Roessler
                                        Chairman, President and
                                        Chief Executive Officer


Date:  October 1, 1998        By: /s/   W. HAROLD PARKER, JR.
                                        W. Harold Parker, Jr.
                                        Senior Vice President and
                                        Chief Accounting Officer

                              Exhibit Index




     Exhibit 3      Supplement to the Amended and
                    Restated Articles of Incorporation.

     Exhibit 4.1    Specimen of Registrant's Common
                    Stock certificate.

     Exhibit 4.2    Amended and Restated Rights
                    Agreement between CCB Financial Corporation and Central Carolina Bank and Trust Company dated as of October 1, 1998.